UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

WILSON BANK HOLDING COMPANY

(Exact name of Registrant as Specified in Its Charter)

Tennessee	0-20402	62-1497076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

623 West Main Street
Lebanon, Tennessee		37087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 444-2265

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below under Item 5.07, at the 2025 Annual Meeting of Shareholders (the "Shareholders Meeting") of Wilson Bank Holding Company, a Tennessee corporation (the "Company"), held on April 24, 2025, the Company's shareholders approved the Wilson Bank Holding Company 2025 Equity Incentive Plan (the "2025 Equity Incentive Plan"), which permits awards to current and prospective employees, directors and consultants of the Company in the form of stock options, stock appreciation rights, shares, restricted shares, restricted share units, performance shares, performance share units, or any combination thereof. A summary of the material terms of the 2025 Equity Incentive Plan is set forth on pages 12 to 16 of the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 21, 2025 (the “Proxy Statement”), and is incorporated herein by reference. That summary is qualified in its entirety by reference to the text of the 2025 Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 24, 2025, the Company held its Shareholders Meeting for which the Company's Board of Directors solicited proxies, at 5:00 p.m. (CDT). At the Shareholders Meeting, the Company's shareholders voted on the proposals as described in detail in the Company's Proxy Statement. The proposals voted on and approved by the Company's shareholders at the Shareholders Meeting were as follows:

(1) To elect three (3) Class III directors to hold office for a term of three (3) years until the Company's Annual Meeting of Shareholders in 2028, and in each case until their successors are duly elected and qualified. Each such director was elected by the following tabulation:

	For	Against	Withhold Authority	Broker Non-Votes
Class III Directors
James F. Comer	6,265,651	—	95,388	—
Michael G. Maynard	6,301,761	—	59,278	—
Clinton M. Swain	6,304,146	—	56,893	—

In addition to the foregoing, the remaining directors not up for re-election at the Shareholders Meeting continue to serve on the Company's Board of Directors.

(2) The ratification of the appointment of Maggart & Associates, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
6,313,336	24,962	22,741	—

(3) The approval of the Wilson Bank Holding Company 2025 Equity Incentive Plan was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
6,199,914	87,097	74,028	—

Item 7.01 Regulation FD Disclosure

On April 25, 2025 Wilson Bank & Trust, a wholly owned subsidiary of the Company completed its acquisition of certain assets, including certain loans, and assumption of certain liabilities, including certain deposits, of a branch office in Cookeville, Tennessee that was previously operated by another bank. Total assets acquired were approximately $16 million as of the date hereof inclusive of approximately $14 million in loans, while total deposits assumed were approximately $26 million.

On April 28, 2025, the Company issued a press release disclosing the branch acquisition, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Wilson Bank Holding Company 2025 Equity Incentive Plan.
99.1	Press release dated April 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

Date:	April 28, 2025	By:	/s/ John C. McDearman III
John C. McDearman III President/Chief Executive Officer